UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 18, 2011
ADVANCED BIOENERGY, LLC
(Exact name of Registrant as Specified in Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

000-52421	20-2281511

(Commission File Number)	(I.R.S. Employer Identification No.)

8000 Norman Center Drive Suite 610
Bloomington, MN	55437

(Address of Principal Executive Offices)	(Zip Code)
763-226-2701

Registrant’s Telephone Number, Including Area Code
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Election of New Director
 On May 18, 2011, the Board of Directors (“Board”) of Advanced BioEnergy, LLC (the “Company”) elected Jonathan Henness to the Board. Mr. Henness, age 24, is a designee of CEC (as defined below). As disclosed in a Form 8-K dated April 20, 2011, Neil S. Hwang, one of two CEC designees on the Company’s Board, resigned effective April 20, 2011. Mr. Hwang had been elected for a three-year term at the Company’s March 2011 Regular Meeting of Members.
Mr. Henness has served as Executive Vice President — Financial Analysis and Research of CEC since August 2010 and served as a Senior Financial Analyst at CEC from January 2010 to August 2010. Prior to joining CEC, Mr. Henness worked as a financial analyst at the Boeing Company during 2008. He has a Master of Science Degree (M.S.) with Specialization in Finance from the Eller College of Management at the University of Arizona. Mr. Henness earned a Bachelor of Business Administration degree (B.B.A.) with a Concentration in Finance and a Minor in Economics from Seattle Pacific University, where he graduated magna cum laude.
Description of Voting Agreement
 As previously disclosed in the Company’s filings with the Securities and Exchange Commission, the Company’s principal unitholders, including Hawkeye Energy Holdings, LLC (“Hawkeye”), entities associated with Clean Energy Capital, LLC (“CEC”), South Dakota Wheat Growers Association and certain directors of the Company, entered into a voting agreement (the “Voting Agreement”) dated as of August 28, 2009 in conjunction with the issuance and sale of the Company’s units of membership interest (“Units”) in a private equity offering.
The Voting Agreement requires the parties to the agreement to:
     (a) nominate for election to the Board:
(i)	two representatives designated by Hawkeye as long as Hawkeye holds at least 10% of the then-outstanding Units of the Company, and one representative designated by Hawkeye as long as it holds 5% or more but less than 10% of the then-outstanding Units;
(ii)	two representatives designated by CEC as long as CEC holds at least 10% of the then-outstanding Units of the Company, and one representative designated by CEC as long as it holds 5% or more but less than 10% of the then-outstanding Units;
(iii)	the Chief Executive Officer of the Company (collectively the “Designees”);
     (b) recommend to the members of the Company the election of the Designees, and
     (c) vote (or act by written consent) all Units beneficially owned by each party to elect each of the Designees to the Board.
Board of Directors Committees
 On May 18, 2011, the Board of Directors of the Company made the following committee assignments:

Audit Committee Scott A. Brittenham, Chair Troy L. Otte John E. Lovegrove
Nominating Committee John E. Lovegrove, Chair Bruce L. Rastetter Scott A. Brittenham
Compensation Committee Troy L. Otte, Chair Joshua M. Nelson Jonathan Henness
Risk Management Committee Scott A. Brittenham, Chair Bruce L. Rastetter Jonathan Henness Bryan A. Netsch Richard R. Peterson
Open Board Seat
Section 5.2 of the Company’s Operating Agreement provides that the number of directors of the Company shall be fixed by the members of the Company, provided, that in the event of a vacancy, the Board may fill the vacancy prior to the next regular meeting of the members. The Company’s Board of Directors has historically been composed of nine members, which is the maximum size allowable under the Voting Agreement. As a result of Mr. Henness’s election, the Company currently has eight directors and the ability to elect one more director. The Company’s nominating committee is currently considering candidates to fill this open seat, but has no set deadline to fill this vacancy.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED BIOENERGY, LLC
By:	/s/ Richard R. Peterson

Richard R. Peterson President, Chief Executive Officer and Chief Financial Officer

Date: May 24, 2011